                                                                      Exhibit 99
REVOCABLE PROXY

                                GATEWAY BANCORP, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GATEWAY BANCORP, INC. ("COMPANY") FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _____ __, 1997 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company as of _____ __, 1997, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the FIVCO Community Room located at 3000 Louisa Street, Catlettsburg, Kentucky 41129 on _______, ________ __, 1997 at __:00 _.m., Eastern Time, and at any
adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. PROPOSAL to adopt an Agreement and Plan of Merger dated as of June 17, 1997, as amended as of September 2, 1997, between Peoples Bancorp, Inc. ("Peoples") and Gateway, and a related Plan of Merger (together, the "Merger Agreement"), pursuant to which (i) Gateway will be merged into Peoples Acquisition Corp. ("PAC"), a newly-formed, wholly-owned subsidiary of Peoples (the "Merger"), with PAC as the surviving corporation of the Merger operating under the name "Gateway Bancorp, Inc." and (ii) each share of common stock of Gateway, par value $.01 per share ("Gateway Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with applicable law and shares held by Peoples, Gateway or any of their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into and represent the right to receive either: (i) $18.75 in cash; (ii) a number of Peoples common shares, no par value (the "Peoples Common Shares"), as determined by applying a formula (the "Exchange Ratio") set forth in the Merger Agreement and based on the average market price of Peoples Common Shares over the 20 trading day period ending five days prior to the closing date of the Merger (the "Peoples Market Value"), subject to the terms, conditions, limitations and procedures set forth in the Merger Agreement; or (iii) a combination of cash and Peoples Common Shares (the "Merger Consideration"), as described in the Proxy Statement/Prospectus and the Merger Agreement. The Merger Agreement provides that 68% of the aggregate Merger Consideration will consist of Peoples Common Shares and 32% will consist of cash. Thus, the actual consideration ultimately received by a stockholder for shares of Gateway Common Stock will depend upon such stockholder's election, the election of other stockholders, as well as the allocation and proration procedure as described therein.

    / / FOR                   / / AGAINST              / / ABSTAIN

2. PROPOSAL to adjourn the Special Meeting to solicit additional proxies, if necessary.

    / / FOR                   / / AGAINST              / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Continued and to be signed on other side)



    SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT, FOR THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.


                                        Dated:                       , 1997

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                                        Signature(s)

                                        Please sign this exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.